Contact:	L. Keith Graves
Phone: 314-214-7000
E-mail: lkg@talx.com

TALX INCREASES QUARTERLY DIVIDEND 20 PERCENT;
REAFFIRMS GUIDANCE AT ANNUAL MEETING

     ST. LOUIS, MO. (September 9, 2004) – TALX Corporation (NASDAQ: TALX), a leading business process outsourcer of payroll data-centric services, announced today that its board of directors has approved a quarterly dividend of $0.06 per share, a 20 percent increase from $0.05 per share last quarter. This dividend is payable on October 15, to shareholders of record at the close of business September 20.

     At the annual shareholder meeting today, the company reiterated its guidance for the second quarter ending September 30, of total revenue of $35.0 million to $37.0 million and diluted earnings per share from continuing operations of $0.23 to $0.26. The company also reiterated its guidance for the fiscal year ending March 31, 2005, of total revenue of $148.0 to $152.0 million and diluted earnings per share from continuing operations, including a $0.21 per share non-operating charge, of $0.86 to $0.89. Excluding this $0.21 per share non-operating charge, the company’s guidance for diluted earnings per share from continuing operations is $1.07 to $1.10.
     TALX Corporation is a leading business process outsourcer of payroll data-centric services. Based in St. Louis, Missouri, TALX holds a leadership position in two key employment-related services — automated employment and income verification services via The Work Number® and unemployment cost management services via UC eXpressSM. TALX also provides paperless payroll services, W-2 services, automated time entry and approval services and candidate screening services. The company’s common stock trades on the NASDAQ Stock Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s Web site at www.talx.com.

     Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, anticipated revenue and earnings in the second quarter of fiscal 2005 and for the fiscal year ending March 2005, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements.

     These risks and uncertainties include, without limitation, the risks detailed in the company’s 2004 Annual Report on Form 10-K, under the caption “Risk Factors” in “Part 1, Item 1 – Business,” and those described in other documents and reports we file from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as residential mortgage activity and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability could be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with changes in economic conditions or unemployment compensation laws; (7) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (8) risks associated with future challenges regarding applicability of the Fair Credit Reporting Act or any new privacy legislation or interpretation of existing laws; and (9) the risk of interruption of our computer network and telephone operations, including potential slow-down or loss of business as potential clients review our operations. We do not undertake any obligation to update these forward-looking statements, even though our situation may change in the future.

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